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                                                                   EXHIBIT 23.1



                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2000 relating to the financial statements of InVision Technologies, Inc., which appears in the 1999 Annual Report to Stockholders which is incorporated in the Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
February 22, 2001